UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 5, 2004

                          FRANKLIN CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                         1-9727                      13-3419202
(State or Other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

           450 Park Avenue, 20th Floor
                   New York, NY                                   10022
     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (212) 486-2323

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Background

      As of March 31, 2004, an investment by Franklin Capital Corporation ("Franklin") in certain equity securities of Excelsior Radio Networks, Inc. ("Excelsior") represented 57.1% and 96.7% of Franklin's total assets and net assets, respectively.

      On June 30, 2004, Franklin entered into a stock purchase agreement (the "June Purchase Agreement") with Quince Associates, LP, a Maryland limited partnership ("Quince"), pursuant to which Franklin sold to Quince 200,000 shares of Excelsior common stock, at a price of $2.50 per share, for an aggregate purchase price of $500,000 (the "June Sale"). Pursuant to the June Purchase Agreement, Franklin and Quince agreed on the terms of a potential purchase price adjustment with respect to the June Sale whereby, in the event that the per share net proceeds from any liquidation of Excelsior exceed $3.00 (or an amount equal to $3.00 plus $0.50 multiplied by the number of years, up to five, elapsed since June 30, 2004), Franklin will be entitled to receive 80% of the value greater than $3.00 (or such other applicable amount) per share. The purchase price adjustment for the June Sale will expire as of June 30, 2009.

Reported Event

      On July 5, 2004, Franklin entered into a second stock purchase agreement (the "July Purchase Agreement") with Quince, pursuant to which Quince agreed to purchase from Franklin 650,000 shares of Excelsior common stock, at a price of $2.50 per share, and warrants to purchase an additional 87,111 shares of Excelsior common stock, at a price of $2.50 per share less the per share exercise price payable under the warrants, for an aggregate purchase price of $1,739,210 (the "July Sale"). As with the June Sale, pursuant to the July Purchase Agreement, Franklin and Quince agreed on the terms of a potential purchase price adjustment with respect to the July Sale whereby, in the event that the per share net proceeds from any liquidation of Excelsior exceed $3.00 (or an amount equal to $3.00 plus $0.50 multiplied by the number of years, up to five, elapsed since the closing date of the July Sale), Franklin will be entitled to receive 80% of the value greater than $3.00 (or such other applicable amount) per share. The purchase price adjustment for the July Sale will expire as of a date 5 years following the closing of the July Sale.

      Pursuant to the terms of the July Purchase Agreement, the closing of July Sale is contingent upon the receipt by Franklin of stockholder approval of the July Sale at an upcoming special meeting of Franklin's stockholders, the date of which shall be announced separately by Franklin. The shares of Excelsior common stock and warrants to purchase shares of Excelsior common stock to be sold to Quince pursuant to the July Purchase Agreement represent all of Franklin's remaining interest in Excelsior.

      Copies of the July Purchase Agreement and the June Purchase Agreement are filed herewith as exhibits and are incorporated by reference herein.


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Additional Information

      In connection with the July Sale, Franklin will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF FRANKLIN ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Franklin Capital Corporation at 450 Park Avenue, New York, New York 10022, or at (212) 486-2323. In addition, documents filed with the SEC by Franklin will be available free to charge at the SEC's web site at http://www.sec.gov.

      Franklin and their executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Franklin in favor of the July Sale. Information about the executive officers and directors of Franklin and their ownership of Franklin stock is set forth in the proxy statement for Franklin's 2003 Annual Meeting of Stockholders. Certain directors and executive officers of Franklin may have direct or indirect interests in the July Sale due to securities holdings, pre-existing or future indemnification arrangements or vesting of options, or, in the case of Mr. Brown, rights to certain severance payments. Additional information regarding Franklin and the interests of their executive officers and directors in the July Sale will be contained in the proxy statement that will be filed by Franklin with the SEC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

            2.1 Stock Purchase Agreement, dated as of July 5, 2004, between Franklin Capital Corporation and Quince Associates, LP.

            2.2 Stock Purchase Agreement, dated as of June 30, 2004, between Franklin Capital Corporation and Quince Associates, LP.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2004

                                        FRANKLIN CAPITAL CORPORATION


                                        By: /s/ Stephen L. Brown
                                            ------------------------------------
                                            Name:  Stephen L. Brown
                                            Title: Chairman and Chief Executive
                                                   Officer

                                  EXHIBIT INDEX

Exhibit     Description
-------     -----------

2.1 Stock Purchase Agreement, dated as of July 5, 2004, between Franklin Capital Corporation and Quince Associates, LP.

2.2 Stock Purchase Agreement, dated as of June 30, 2004, between Franklin Capital Corporation and Quince Associates, LP.


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